Exhibit A

Joint Filing Statement

We, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.

Bellevue Group AG

Date: February 14, 2023	By:	/s/ Michael Hutter
Signatory Authority

	Name:	Michael Hutter

	Title:	Chief Financial Officer

Date: February 14, 2023	By:	/s/ Christoph Eisenring
Signatory Authority

	Name:	Christoph Eisenring

	Title:	Head Legal & Compliance
Bellevue Asset Management (UK) Ltd.

Date: February 14, 2023	By:	/s/ Martin Gubler
Signatory Authority

	Name:	Martin Gubler

	Title:	Director

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